UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

Dun & Bradstreet Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-39361	83-2008699
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5335 Gate Parkway Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 648-8006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	DNB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 26, 2025 (the “Closing Date”), Dun & Bradstreet Holdings, Inc. (“Dun & Bradstreet” or the “Company”), Denali Intermediate Holdings, Inc. (“Parent”) and Denali Buyer, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), completed the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 23, 2025 (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, Parent and Merger Sub, including the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of investment funds managed by Clearlake Capital Group L.P. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to such terms in the Merger Agreement. The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Form 8-K does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Dun & Bradstreet’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 24, 2025 and incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

Concurrently with the closing of the Merger, Parent entered into that certain Credit Agreement (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Credit Agreement”), as borrower, with its sole stockholder Denali Midco Holdings, L.P., a Delaware limited partnership, Denali Midco Holdings Parent, L.P., a Delaware limited partnership, Denali Midco Holdings GP, LLC, a Delaware limited liability company, Ares Capital Corporation, as administrative agent and collateral agent, and the lenders and letter of credit issuers from time to time party thereto. The Credit Agreement provides for, among other things, (i) an initial term loan facility in an aggregate principal amount equal to $5.0 billion and (ii) a revolving loan facility in an aggregate principal amount of up to $500 million. The obligations under the Credit Agreement are secured on a first priority basis by substantially all of the assets of Parent and the guarantors, subject to certain exclusions and exceptions set forth therein. The Credit Agreement also includes representations and warranties, covenants, events of default and other provisions that are customary for an agreement providing for facilities of their respective types.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

Concurrently with the closing of the Merger and entry into the Credit Agreement, all outstanding amounts and obligations under that certain Credit Agreement, dated as of February 8, 2019, by and among The Dun & Bradstreet Corporation, a Delaware corporation (“D&B Corp”), as borrower, Star Intermediate III, LLC, as Holdings, Bank of America, N.A., as administrative agent and collateral agent, and the financial institutions listed therein as lenders (as the same has been amended, modified or supplemented from time to time in accordance with its terms, the “Former Credit Agreement”), were repaid (other than certain letters of credit, which have been backstopped by letters of credit issued under the Credit Agreement), all outstanding commitments thereunder were terminated and all related security interests and liens were released.

On June 10, 2025, D&B Corp (in such capacity, the “Issuer”) issued a notice of conditional full redemption to the holders of the Issuer’s outstanding 5.000% Senior Notes due 2029 (the “Notes”), notifying holders that it had elected to redeem all of the outstanding Notes (the “Redemption”) at a redemption price of 102.500% of the aggregate principal amount, plus accrued and unpaid interest to (but not including) the redemption date, subject to the satisfaction of the Redemption Conditions (as hereinafter defined). The Redemption was conditioned upon the closing of the Merger and the necessary funds having been received by and made available to the Issuer to redeem the Notes in full and pay all related expenses (the “Redemption Conditions”), and the Redemption Conditions were satisfied on or about the effective time of the Merger (the “Effective Time”). The Notes were issued pursuant to that certain Indenture, dated as of December 20, 2021 (as the same has been amended, modified or supplemented from time to time in accordance with its terms, the “Indenture”), by and among the Issuer, the guarantors party thereto and Wilmington Trust, National Association (the “Trustee”) as trustee and paying agent.

In connection with the closing of the Merger, on August 26, 2025, the funds sufficient to redeem the Notes at the applicable redemption price were deposited with the Trustee. As a result of the Redemption, the Issuer and each of the guarantors of the Notes were released from their respective remaining obligations under the Indenture in accordance with the terms thereof (except with respect to those obligations that the Indenture expressly provides survive satisfaction and discharge) and the Indenture was satisfied and discharged.

The descriptions of the Former Credit Agreement, the Notes and the Indenture contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated in its subsequent Quarterly Reports on Form 10-Q, are incorporated in this Item 1.02 by reference.

This Current Report on Form 8-K does not constitute a notice of redemption under the optional redemption provisions of the Indenture, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 1.02, 3.03, 5.01, 5.02, 5.03 and 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

At the Effective Time, in accordance with the terms and conditions set forth in the Merger Agreement, each share of Company common stock, par value $0.0001 per share (each, a “Share” and collectively, the “Shares”) outstanding immediately prior to the Effective Time (other than Shares owned by (i) Parent or Merger Sub or any of their respective subsidiaries, (ii) the Company as treasury stock (the Shares described in clauses (i) and (ii) are referred to herein as “Excluded Shares”) and (iii) Company stockholders who had perfected and not withdrawn a demand for appraisal rights in accordance with Section 262 of the Delaware General Corporation Law), was converted into the right to receive cash in an amount equal to $9.15 per share, without interest and subject to deduction for any applicable withholding taxes (the “Merger Consideration”). At the Effective Time, and by virtue of the Merger, each Excluded Share ceased to be outstanding and was cancelled and ceased to exist without payment of any consideration therefor. Additionally, and as previously described in the Company’s Form 8-K filed with the SEC on March 24, 2025, at the Effective Time, all outstanding equity awards of the Company were cancelled, assumed and/or converted in accordance with the terms of the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On August 26, 2025, the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been completed, and requested that NYSE suspend trading of Shares on NYSE prior to the opening of trading on August 26, 2025. The Company also requested that NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all Shares from NYSE and the deregistration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Shares will no longer be listed on NYSE.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of all Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to all Shares.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

As a result of the Merger, each Share that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such Shares ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01. Changes in Control of the Registrant.

The information set forth in the Introductory Note and in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Directors

At, and conditioned on the occurrence of, the Effective Time, William P. Foley, II, Ellen R. Alemany, Douglas K. Ammerman, Chinh E. Chu, Thomas M. Hagerty, Keith J. Jackson, Kirsten M. Kliphouse, Richard N. Massey, James A. Quella and Ganesh B. Rao each resigned from their positions as members of the board of directors of the Company and from any and all committees of the board of directors of the Company on which they served. Pursuant to the terms of the Merger Agreement, at the Effective Time, Anthony Jabbour, who was a director of the Company immediately prior to the Effective Time, remained a director of the Company, and James Pade, Naveen Shahani and Matt Jeong became directors of the Company.

Officers

The officers of the Company immediately prior to the Effective Time continued as officers of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Amended and Restated Certificate of Incorporation of the Company in effect immediately prior to the Effective Time was amended and restated in its entirety (the “Charter”). A copy of the Charter is attached hereto as Exhibit 3.1 and is incorporated herein by reference. Pursuant to the terms of the Merger Agreement, at the Effective Time, the Amended and Restated Bylaws of the Company in effect immediately prior to the Effective Time were amended and restated in their entirety (the “Bylaws”). A copy of the Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01. Other Events.

On August 26, 2025, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of March 23, 2025, by and among Dun & Bradstreet Holdings, Inc., Denali Intermediate Holdings, Inc. and Denali Buyer, Inc. (incorporated herein by reference to Exhibit 2.1 to Dun & Bradstreet Holdings, Inc.’s Current Report on Form 8-K filed on March 24, 2025)
3.1	Second Amended and Restated Certificate of Incorporation of Dun & Bradstreet Holdings, Inc.
3.2	Second Amended and Restated Bylaws of Dun & Bradstreet Holdings, Inc.
99.1	Press Release, dated as of August 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) and Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUN & BRADSTREET HOLDINGS, INC.

	By:	/s/ Joe A. Reinhardt, III
		Name:	Joe A. Reinhardt, III
		Title:	Chief Legal Officer

Date: August 26, 2025